UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 9, 2018

USA Compression Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	1-35779	75-2771546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Congress Avenue Suite 450 Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 473-2662

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01.                Other Information.

On March 9, 2018, USA Compression Partners, LP (the “Partnership”) and its wholly-owned subsidiary, USA Compression Finance Corp. (“Finance Corp.” and together with the Partnership, the “Issuers”) entered into a purchase agreement (the “Purchase Agreement”), by and among the Issuers, the subsidiary guarantors party thereto and J.P. Morgan Securities LLC and Barclays Capital Inc., as representatives of the initial purchasers listed in Schedule 1 thereto (collectively, the “Initial Purchasers”), pursuant to which the Issuers agreed to issue and sell to the Initial Purchasers $725 million in aggregate principal amount of the Issuers’ 6.875% senior notes due 2026 (the “Notes”). The Notes are guaranteed (the “Guarantees”), jointly and severally, on a senior unsecured basis by the Partnership’s existing subsidiaries (other than Finance Corp.) and each of its future restricted subsidiaries that either borrows under, or guarantees, the Partnership’s senior secured asset-based revolving credit facility or guarantees certain of the Partnership’s other indebtedness (collectively, the “Guarantors”). The Notes and the Guarantees will be sold to the Initial Purchasers at par, and the sale will result in net proceeds (after deducting the Initial Purchasers’ discounts and commissions) to the Issuers of approximately $710.5 million. The closing of the issuance and sale of the Notes and the Guarantees is expected to occur on or about March 23, 2018, subject to customary closing conditions.

The net proceeds from the issuance and sale of the Notes and the Guarantees, together with the net proceeds from a private placement of preferred units of the Partnership and borrowings under its asset-based revolving credit facility, will be used to fund the cash purchase price of the Partnership’s previously announced acquisition of all of the issued and outstanding membership interests in CDM Resource Management LLC and CDM Environmental & Technical Services LLC from Energy Transfer Partners, L.P. (the “CDM Acquisition”). If the CDM Acquisition is not completed on or prior to April 30, 2018 or, if prior to such date, the contribution agreement providing for the CDM Acquisition is terminated, the Notes will be subject to special mandatory redemption at a redemption price payable in cash equal to 100.0% of the initial issue price of the Notes, plus accrued and unpaid interest to, but excluding, the date of redemption.

The Notes and the Guarantees will be issued and sold to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereunder. The Initial Purchasers intend to resell the Notes and Guarantees (i) inside the United States to persons reasonably believed to be “qualified institutional buyers,” as defined in Rule 144A (“Rule 144A”), under the Securities Act in private sales exempt from registration under the Securities Act in accordance with Rule 144A and (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act (“Regulation S”) in accordance with Regulation S. The Notes and Guarantees will not initially be registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The Purchase Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Notes and the Guarantees, indemnification (including indemnification for liabilities under the Securities Act) and contribution obligations and other terms and conditions customary in agreements of this type. The Issuers and the Guarantors also agreed to enter into a registration rights agreement with the holders of the Notes.

Certain of the Initial Purchasers or their affiliates perform and have performed commercial and investment banking and advisory services for the Partnership from time to time for which they receive and have received customary fees and expenses. In particular, JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, acts as administrative and collateral agent under our revolving credit facility and affiliates of certain of the Initial Purchasers are lenders, lead arrangers and bookrunners under our revolving credit facility. Affiliates of the Initial Purchasers have agreed to provide the Partnership with interim financing in an aggregate amount of $725 million in the event that the issuance and sale of the Notes and Guarantees is not consummated. The Initial Purchasers may, from time to time, engage in transactions with and perform services for the Partnership in the ordinary course of their business, for which they will receive fees and reimbursement for expenses.

In addition, the Issuers and the Guarantors have agreed with the Initial Purchasers not to offer, sell, contract to sell, pledge or otherwise dispose of any debt securities (other than the Notes) issued by the Issuers or any of the

Guarantors for a period of 90 days after the date of the Purchase Agreement without the prior consent of J.P. Morgan Securities LLC and Barclays Capital Inc.

On March 9, 2018, the Partnership issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing the pricing of the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01.                Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated March 9, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA COMPRESSION PARTNERS, LP

	By:	USA Compression GP, LLC,
its general partner

Date: March 12, 2018	By:	/s/ Christopher W. Porter
		Name:	Christopher W. Porter
		Title:	Vice President, General Counsel and Secretary